UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2017

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

410 Park Avenue, 14th Floor New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 417-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 10, 2017, National Holdings Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with The Williams Financial Group, Inc., WFG Investments, Inc., WFG Advisors, LP, WFG Strategic Alliance, Inc., Advisory Marketing Services, LLC, and WFG Management Services, Inc. (“Sellers”), providing for the purchase and sale of certain specified properties and assets of the Sellers as set forth in the Purchase Agreement, for an aggregate amount (the “Purchase Price”) comprised of: (a) $2,300,000.00 at closing, at least $1,000,000.00 of which (the “Minimum Cash Payment”) shall be payable in immediately available funds, and (b) contingent payments, if any, payable in accordance with an earnout, and other performance-based payments as further described in the Purchase Agreement. Except for the Minimum Cash Payment, all payments of the Purchase Price (whether paid at the closing or after) may consist in whole or in part of cash or shares of the Company’s common stock, at the Company’s sole discretion.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the copy of the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.  A copy of the press release related to the announcement of the transaction is being furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

10.1

Asset Purchase Agreement, dated as of March 10, 2017, by and among the Company and The Williams Financial Group, Inc., WFG Investments, Inc., WFG Advisors, LP, WFG Strategic Alliance, Inc., Advisory Marketing Services, LLC, and WFG Management Services, Inc.

99.1	Press Release dated March 13, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation

Date: March 13, 2017	By:	/s/ Michael Mullen
Name: Michael Mullen Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Asset Purchase Agreement, dated as of March 10, 2017, by and among the Company and The Williams Financial Group, Inc., WFG Investments, Inc., WFG Advisors, LP, WFG Strategic Alliance, Inc., Advisory Marketing Services, LLC, and WFG Management Services, Inc.

99.1	Press Release dated March 13, 2017

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